UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 27, 2019

WAITR HOLDINGS INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-37788	26-3828008
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

214 Jefferson Street, Suite 200, Lafayette, Louisiana		70501
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (337) 534-6881

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.0001 Per Share	WTRH	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Adam Price

On December 27, 2019, Adam Price (“Mr. Price”) resigned his position as Chief Executive Officer and as a Class II member of the Board of Directors (the “Board”) of Waitr Holdings Inc. (the “Company”).

Carl A. Grimstad

On January 2, 2020, the Board appointed Carl A. Grimstad (“Mr. Grimstad”) to the position of Chief Executive Officer and as a Class II member of the Board, filling the Board seat vacated by Mr. Price.

Mr. Grimstad, age 51, is currently the chief manager of C. Grimstad Associates, LLC, a family private investment entity formed in 2006, and the managing partner of GS Capital, LLC, a family private investment company formed in 1995. In 1999, Mr. Grimstad co-founded iPayment Inc. (“iPayment”) and acted as the President of iPayment until 2011, when he became the Chairman and Chief Executive Officer of the company until 2016. Under the leadership of Mr. Grimstad, iPayment closed an initial public offering in 2003 and then went private in 2006. Mr. Grimstad serves on the board of directors of Beauty Tap Inc. and Kard Financial Inc. Mr. Grimstad graduated with a B.A. in Economics from Boston University in 1989.

There is no arrangement or understanding between Mr. Grimstad and any other person pursuant to which he was appointed as Chief Executive Officer or a director of the Company, and there are no related party transactions in which Mr. Grimstad has an interest requiring disclosure pursuant to Item 404(a) of Regulation S-K promulgated under the Exchange Act of 1934, as amended (the “Exchange Act”). In addition, there is no family relationship between Mr. Grimstad and any of the Company’s directors or other executive officers.

Employment Agreement

The Company entered into an employment agreement, dated as of January 3, 2020 (the “Employment Agreement”), with Mr. Grimstad pursuant to which Mr. Grimstad will serve as the Chief Executive Officer of the Company. In such position, Mr. Grimstad will have such duties, authority and responsibilities as shall be determined from time to time by the Board (the “Services”). The term of the Employment Agreement expires on January 3, 2022 (the “Term”), unless earlier terminated by either party. The Employment Agreement includes customary obligations related to confidentiality, non-competition and intellectual property right protection and provides Mr. Grimstad indemnification rights concerning his service as the Chief Executive Officer of the Company.

For providing the Services, the Company will provide the following compensation to Mr. Grimstad:

•	a base salary of $83,333 per month (pro-rated during the first and last pay period) (the “Monthly Compensation”);

•

a bonus of $3,000,000 (the “Bonus”) if (i) Mr. Grimstad serves through the Term, (ii) a Corporate Change (as defined in the Employment Agreement) occurs, (iii) the Employment Agreement is terminated by Mr. Grimstad for Good Reason (as defined in the Employment Agreement) or (iv) the Company terminates the Employment Agreement other than for Misconduct (as defined in the Employment Agreement); and

•

an option (the “Option”), issued under the Waitr Holdings Inc. 2018 Omnibus Incentive Plan (the “Plan”), pursuant to an option agreement between the Company and Mr. Grimstad dated January 3, 2020 (the “Option Agreement”), exercisable for a number of shares of the common stock, par value $0.0001 per share, of the Company (the “Common Stock”) equal to 12.5% of the issued and outstanding Common Stock on January 3, 2020.

The exercise price of the Option is $0.37, and the Option is exercisable, at Mr. Grimstad’s option, on a “net exercise” basis. The Option shall vest (any date on which the Option vests, in whole or in part, a “Vesting Date”) 50% on January 3, 2021 and 50% on January 3, 2022 (in each case, subject to the Employment Agreement not having been previously terminated), and shall fully vest upon (i) the consummation of a Corporate Change which occurs during the Term or (ii) the date the Employment Agreement is terminated by Mr. Grimstad for Good Reason or by the Company for other than Misconduct, and shall expire on January 3, 2025; provided, however, that the Option shall not be exercisable upon its vesting unless the stockholders of the Company shall have approved an amendment to the Plan to increase the number of shares of Common Stock available for awards under the Plan by an amount equal to at least the number of shares of Common Stock underlying the Option (the “Increase”); and provided, further, that if, on any date when Mr. Grimstad wishes to exercise a portion of the Option that has vested (an “Exercise Date”), the stockholders of the Company shall not have approved the Increase, the Company shall pay to Mr. Grimstad an amount in cash equal to (A) the number of shares for which the option has vested and for which Mr. Grimstad wishes to exercise the Option (the “Exercised Shares”) multiplied by (B) the excess, if any, of (1) the volume weighted average price of the Common Stock as reported by the primary stock exchange or market where the Common Stock is listed or quoted during the ten (10) trading day period ending on the trading day prior to such Exercise Date (or if not so listed or quoted, the fair market value of the Common Stock as determined in good faith by the Board) over (2) the exercise price of the Option, which amount shall be paid to Mr. Grimstad no later than fifteen (15) days following the applicable Exercise Date, and upon any such payment, the number of shares of Common Stock underlying the Option shall be reduced by the number of Exercised Shares.

The exercise price and the number of shares of Common Stock issuable upon exercise of the Option are subject to certain adjustments as provided for in the Plan.

In addition to the vesting in full of the Option, upon the closing of a Corporate Change, Mr. Grimstad will receive (i) the lesser of (A) the balance of the Monthly Compensation through the Term and (B) eighteen (18) months of Monthly Compensation, plus (ii) the Bonus and (iii) Accrued Amounts (as defined below), if any, and the Company may terminate the Employment Agreement.

If the Employment Agreement is terminated by Mr. Grimstad other than for Good Reason or by the Company in the event of Mr. Grimstad’s Misconduct, Mr. Grimstad shall not be entitled to further compensation other than payment for (i) any unpaid Monthly Compensation through the date of termination, (ii) any unpaid expenses incurred prior to the date of termination, subject to the Company’s expense reimbursement rules and policies as in effect from time to time, and (iii) any vested portion of the Option through the date of termination (the “Accrued Amounts”).

If the Employment Agreement is terminated by the Company other than for Misconduct or by Mr. Grimstad for Good Reason, the Company shall pay Mr. Grimstad (i) the lesser of (A) the balance of the Monthly Compensation through the Term and (B) eighteen (18) months of Monthly Compensation, (ii) the Bonus, (iii) the Option shall accelerate and be vested in full, and (iv) Accrued Amounts, if any.

The foregoing description of the terms of the Employment Agreement is qualified in its entirety by reference to the full text of the Employment Agreement, which is attached hereto as Exhibit 10.1.

Option Agreement

The information above regarding the Option and the Option Agreement is incorporated herein by reference.

The foregoing description of the terms of the Option Agreement is qualified in its entirety by reference to the full text of the Option Agreement, which is attached hereto as Exhibit 10.2.

Item 7.01 Regulation FD Disclosure

On January 3, 2020, the Company issued a press release announcing the appointment of Mr. Grimstad as Chief Executive Officer of the Company and the resignation of Mr. Price. A copy of the press release is furnished as Exhibit 99.1 and is incorporated herein by reference.

The information in this Item 7.01, including Exhibit 99.1 attached hereto, is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	Employment Agreement, dated January 3, 2020, by and between Waitr Holdings Inc. and Carl A. Grimstad

10.2	Option Agreement, dated January 3, 2020, by and between Waitr Holdings Inc. and Carl A. Grimstad

99.1	Press Release issued on January 3, 2020

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WAITR HOLDINGS INC.

Date: January 3, 2020	By:	/s/ Damon Schramm
Name: Damon Schramm
Title: Chief Legal Officer

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